SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 2, 2004



                          Commission File No. 000-31727

                             THE QUANTUM GROUP, INC.
        (Exact name of small business issuer as specified in its charter)

                     NEVADA                              20-0774748
         (State or Other Jurisdiction of               (IRS Employer
         Incorporation or Organization)             Identification No.)



                            3460 Fairlane Farms Road
                                     Suite 4
                            Wellington, Florida 33414
                    (Address of principal executive offices)

                                 (561) 798-9800
                           (Issuer's telephone number)


                           12230 Forest Hill Boulevard
                                    Suite 157
                              Wellington, FL 33414
         (Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets.

         Effective August 9, 2004 The Quantum Group, Inc. completed a previously announced and shareholder approved consolidation of it's interest in Quantum Medical Technologies, Inc., and Renaissance Health Systems, Inc. as previously disclosed The Company issued 13,300,000 Common Shares and in addition issued 100,000 A-1 Preferred Stock recently authorized by the Company with preferential super voting interest and convertible in 4 years to Common Stock under certain conditions. Both agreements and plan of exchange are attached as Exhibit 2.2 and 2.3.


Item 7.  Financial statements and exhibits.

         (a) Financial Statements of Businesses Acquired.

         The required audited financial statements of Renaissance Health Systems, Inc. and Quantum Medical Technologies, Inc. will be filed within the required time period.

         (b) Pro Forma Financial Information.

         The required pro forma financial statements will be filed with the audited financial statements.

         (c) Exhibits

         2.2   Agreement and Plan of Exchange between The Quantum
               Group, Inc., Quantum Medical Technologies, Inc., and Noel J. Guillama, dated August 9, 2004

         2.3   Agreement and Plan of exchange between The Quantum
               Group, Inc., Renaissance Health Systems, Inc., and Noel
               J. Guillama, dated August 9, 2004

         99.1 Various press releases detailing business and other events for the period August 2, 2004 through August 16, 2004.

Item 9.  Regulation FD.

         Various press releases detailing business and other events for the period August 2, 2004 through August 16, 2004 are attached as Exhibit 99.1.


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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     The Quantum Group, Inc.

  Date:  August 20, 2004             /s/ Noel J, Guillama
                                     -----------------------
                                     Noel J. Guillama



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